Exhibit 10.10

SECOND AMENDMENT

TO

SPONSORED RESEARCH AGREEMENT, RESEARCH

PLAN, AND EXCLUSIVE LICENSING AGREEMENT

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This Second Amendment to Sponsored Research Agreement, Research Plan and Exclusive Licensing Agreement (the “2003 Amendment”) is entered into by and between Lumera Corporation, a Washington corporation (“Lumera”) and the University of Washington, a public institution of higher education and an agency of the State of Washington (the “University”).

Recitals

1. The University and Lumera entered into a Sponsored Research Agreement, an Exclusive Licensing Agreement, a Restricted Stock Purchase Agreement, and a Voting Agreement, all dated October 20, 2000 (collectively, the “October 2000 Agreements”).

2. On August 28, 2002, the University and Lumera executed an agreement amending the October 2000 Agreements . That August 28, 2002 amendment was titled, “Agreement Amending Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement,” and shall be referenced herein as the “2002 Amendment.”

3. As part of the 2002 Amendment, Section A of Exhibit 4 of the Sponsored Research Agreement was deleted and a revised Payment Schedule was agreed to as Exhibit 1 to the Amendment (“2002 Payment Schedule”). Under 2002 Payment Schedule, in calendar year 2003 (third year of the Agreement), Lumera Corporation agreed to pay the University of Washington four (4) quarterly payments of $750,000 each one on the first day of January, April, July, and October of 2003. These payments are in addition to and separate from a gift of $25,000 made each month by Lumera Corporation to the University of Washington to support research performing in the Department of Chemistry. It is understood that these monthly gift payments are unaffected by this 2003 Amendment. Also as part of the 2002 Amendment, the parties agreed to a revised Research Plan, which was attached to the 2002 Amendment as Exhibit 3 to Amendment (referenced herein as the “2002 Research Plan”).

4. Lumera has requested an adjustment in the 2002 Payment Schedule, and the University is willing to agree to such an adjustment as consideration for a corresponding adjustment in the scope of work defined under the 2002 Research Plan.

Second Amendment

March 2003

THE PARTIES THEREFORE AGREE AS FOLLOWS:

1.0 Definitions

Unless the context clearly requires otherwise, all capitalized terms as used herein shall have the same meanings as used in the 2002 Amendment.

2.0 Second Amendment Date

This Second Amendment shall be effective as of March 25, 2003 (the “Second Amendment Date”).

3.0 Modifications to First Amendment

3.1 Exhibit 1 to Amendment is hereby modified as follows:

QUARTER	AMOUNT DUE ($)	DUE DATE
2003 – First Quarter	375,000	March 31, 2003
2003 – Second Quarter	250,000	April 1, 2003

3.2 For payments due in Quarter Three and Quarter Four of 2003 (July 1, 2003 and October 1, 2003, respectively) —payments shall be made as follows:

A.	If the University receives sufficient research funding from DARPA, which funds may be used to support some of the research staff currently being supported by Lumera payments, Lumera Corporation shall pay the University of Washington $125,000 for Quarters Three and Four, 2003.

B.	If insufficient DARPA Funds are received in order to offset the cost of the research activities, the Parties agree to reconvene as soon as feasible after July 1, 2003 to discuss any necessary adjustments to their mutual contractual obligations, including reductions in research funding ($375.000 for Quarters Three and Four) from Lumera and corresponding adjustments in the University’s Research Plan.

C.	It is understood that the original plan called for total funding in 2003 of $3 million (four quarterly payments of $750,000 each). The Parties agree that to the extent the University of Washington receives less than $3 million during calendar year 2003, the amount that the University does not receive under this 2003 Amendment will be paid to the University of Washington as a lump sum payment no later than April 1, 2004, unless the Parties agree otherwise by written document duly executed by authorized representatives.

Second Amendment

March 2003

3.3 The Parties acknowledge that this 2003 Amendment does not in any way affect Lumera’s payment obligations in the year 2004, and the parties reaffirm that Lumera’s quarterly payments due in the year 2004 shall be made in a timely fashion pursuant to Exhibit 1 to the 2002 Amendment will be made in a timely fashion as scheduled in the Payment Schedule executed on August 28, 2002.

4.0 Amendments to Research Plan

It is understood that the Research Plan as provided under the October 2000 Agreements (the “2000 Research Plan”) was superseded by Exhibit 3 to the 2002 Amendment (the “2002 Research Plan”). The 2002 Research Plan is replaced with Exhibit 1 to this Second Amendment (“2003 Research Plan”), and any provision in the 2000 Research Plan or 2002 Research Plan that applies to any research activities after January 1, 2003 shall be deemed superseded by Exhibit 1 herein. The Parties agree that: (1) the 2003 Research Plan may be prepared after the date of the execution of this Second Amendment; (2) that the 2003 Research Plan shall be prepared by or under the supervision of Dr. Larry Dalton and in accordance with standard University policies and procedures; and (3) that Dr. Dalton may consult with Lumera in preparing the 2003 Research Plan but otherwise shall have sole discretion in its preparation.

5.0 No Other Waivers or Modifications

Except for the matters expressly set forth in Sections 2, 3, and 4 herein, no other covenant, term, provision, condition or agreement of the Parties set forth in the 2002 Amendment shall be deemed to be waived, modified, or amended in any way. Except as otherwise modified by this 2003 Amendment, the 2002 Amendment is incorporated herein by reference. It is also understood that the October 2000 Agreements remain in full force and effect, except as otherwise expressly modified by this 2003 Amendment and/or by the 2002 Amendment.

Lumera Corporation by its President, Thomas D. Mino, and the University of Washington by its Vice Provost, Steven G. Olswang execute this 2003 Amendment.

Signature	/s/ Thomas D. Mino	Signature	/s/ Steven G. Olswang

	LUMERA CORPORATION		UNIVERSITY OF WASHINGTON
	Thomas D. Mino		Steven G. Olswang
	President		Vice Provost

Date 3/26/03		Date 3/25/03

Second Amendment

March 2003

EXHIBIT 1 TO 2003 AMENDMENT

2003 RESEARCH PLAN